FOURTH QUARTER 2020 EARNINGS PRESENTATION JANUARY 21, 2021 Exhibit 99.2

1 Forward-looking Statements Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. These forward-looking statements include: management plans relating to the pending sale of Whitnell & Co. and formation of a strategic partnership with Rockefeller (the “transaction”); the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory approvals; any statements of the plans and objectives of management for future operations, products or services; any statements of expectation or belief; projections related to certain financial results or other benefits of the transaction; and any statements of assumptions underlying any of the foregoing. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Additional factors which may cause actual results of the transaction to differ materially from those contained in forward-looking statements are the possibility that expected benefits of the transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; the transaction may not be timely completed, if at all; that required regulatory approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of shareholders, customers, employees or other constituents to the transaction; and diversion of management time on acquisition-related matters. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2020: Managing a Tumultuous Year

($ in millions except per share data)

Active NIM Management

(Quarterly NIM)


2.84%
2.49%
2.31%
2.49%
1Q 20
2Q 20
3Q 20
4Q 20

FY 2020 NIM 2.53%

We managed our margin through the low rate environment...

- Reduced the cost of funding across the bank
- Increased C&I loan spreads
- Minimized our investments and wholesale funding

Proactive Cost Saving Initiatives

(Quarterly personnel expense)


$114
$111
$109
$98
1Q 20
2Q 20
3Q 20
4Q 20

FY 2020 personnel expense down 11% YoY

...and completed cost saving initiatives...

- Further rationalized our branch network by 9%[1]
- Reduced staffing levels by 12%[1]
- Back office streamlining drove additional savings

Improving Credit Position

(Quarterly provision expense)


$53
$61
$43
$17
1Q 20
2Q 20
3Q 20
4Q 20

Quarterly provision for credit losses declining

...while continuing to produce improving credit quality metrics...

- Provision peaked in 2Q and has been declining
- Net reserve release for the fourth quarter of 2020
- Improving economic and portfolio outlook

Increasing Earnings

(Quarterly EPS)


$0.94
$0.27
$0.26[2]
$0.26
$0.40
1Q 20
2Q 20
3Q 20
4Q 20
$0.68 from sale of ABRC

FY 2020 GAAP EPS of $1.86 and adjusted EPS[2] of $1.19

...which has driven increasing EPS

- Full year 2020 GAAP EPS was $1.86 as compared to $1.91 in 2019
- The cost saving initiatives executed during the year, along with reduced provision, were key drivers in the 54% increase to EPS from 3Q to 4Q

[1] Down from 12/31/2019.
[2] A non-GAAP measure. Please refer to the appendix for a reconciliation of adjusted earnings per common share to earnings per common share.

2

3 Expanding Margin Trends ▪ 4Q 2020 NIM of 2.49%, up 18 bps from 3Q 2020 ▪ 4Q average loans grew $1.9 billion YoY, up 8% ▪ Mortgage warehouse and CRE lending continued to be strong during 4Q 2020 ▪ PPP forgiveness began during 4Q which accelerated the recognition of SBA fees Strong Capital Position ▪ Tangible book value per share increased to $16.67 at 12/31/20 ▪ Dividend payout ratio of 39% for the year ▪ All regulatory capital ratios finished 2020 higher than 2019 Improving Credit Dynamics ▪ Provision of $17 million driving an $11 million net reserve release for 4Q ▪ Total deferrals less than $80 million, or 0.32% of EOP loans ▪ NPA and nonaccruals are both down from 3Q 2020 ▪ Well reserved with ACLL to loan ratio of 1.76% (1.82% excl. PPP) at the end of 2020 Growing Low Cost Deposits ▪ Low-cost deposits accounted for ~64% of total deposits at the end of 2020 ▪ Cost of interest bearing deposits excluding time decreased to 7 bps in 4Q 2020 ▪ Loan-to-deposit ratio of 92% at the end of 2020 Fourth quarter 2020 results reflected positive trends across our core business and operations Associated Banc-Corp Reports Fourth Quarter 2020 Earnings of $0.40 Per Common Share and $1.86 Per Common Share for the Full Year 2020 2020 Fourth Quarter Update

4 2020 included multiple cost saving initiatives and asset sales which drove PTPP higher YoY ($ in millions) 1 A non-GAAP measure. Please refer to the appendix for a reconciliation of pre-tax pre-provision income to income before income taxes. 2 A non-GAAP measure. Please refer to the appendix for a reconciliation of adjusted pre-tax pre-provision income to income before income taxes. 1 2 2020 Pre-Tax Pre-Provision PTPP 2020 Initiatives Adjusted PTPP

5 4Q 2020 PTPP income excluding gain on sale of branches of $94 million ($ in millions) 1 A non-GAAP measure. Please refer to the appendix for a reconciliation of pre-tax pre-provision income to income before income taxes. 2 A non-GAAP measure. Please refer to the appendix for a reconciliation of adjusted pre-tax pre-provision income to income before income taxes. 1 2 4Q 2020 PTPP Walkforward PTPP

6 $1.4 $1.3 $1.3 $1.2 $1.1 $6.2 $7.1 $8.3 $8.3 $8.2 $4.7 $5.0 $5.4 $5.2 $5.8 $7.4 $7.3 $7.7 $8.4 $8.7 $0.7 $19.7 $20.6 $22.7 $23.1 $24.5 2016 2017 2018 2019 2020 $(236) $(180) $(122) $(108) $43 $275 $324 $337 $381 Annual Loan Trends CRE investor Residential mortgage Home equity & other consumer General commercial REIT Mortgage warehouse Power & utilities ($ in millions) Oil & gas PPP, CRE, and Mortgage Warehouse lead growth as we continued to reduce our Oil & Gas exposures CRE construction PPP $701 Average Annual Loans ($ in billions) Average Loan Change (2019 to 2020) Commercial & business lending Commercial real estate Residential mortgage Home equity & other consumer PPP

7 $1.2 $1.2 $1.2 $1.1 $1.1 $8.2 $8.4 $8.3 $8.1 $8.0 $5.2 $5.3 $5.7 $6.0 $6.2 $8.2 $8.4 $9.2 $8.8 $8.5 $0.8 $1.0 $0.9 $22.8 $23.3 $25.2 $25.0 $24.7 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 $(374) $(216) $(161) $(138) $(10) $308 $481 $482 Quarterly Loan Trends CRE investor Residential mortgage Home equity & other consumer General commercial REIT Mortgage warehouse Power & utilities ($ in millions) Oil & gas CRE continues to grow partially offset by general commercial loans CRE construction PPP Average Quarterly Loans ($ in billions) Average Loan Change (4Q19 to 4Q20) Commercial & business lending Commercial real estate Residential mortgage Home equity & other consumer PPP $930 $597

8 ▪ We generally granted 90 day deferrals for our commercial customers ▪ Total commercial deferrals have declined approximately 96% since the end of 2Q 2020 ▪ As of 12/31/20 commercial deferrals ($31 million) represent 0.20% of our commercial loan balances Active Commercial Loan Deferrals Active Consumer Loan Deferrals Total deferrals have declined approximately 95% since 2Q 2020 $1 $863 $310 $31 1Q 20 2Q 20 3Q 20 4Q 20 CRE C&BL ($ in millions) $0 $725 $376 $48 1Q 20 2Q 20 3Q 20 4Q 20 Consumer 1st term Consumer 2nd term ▪ We generally granted six month deferrals to consumers who requested assistance ▪ Total consumer deferrals have declined by approximately 93% since the end of 2Q 2020 and $46 million are still on their initial term ▪ As of 12/31/20, active consumer deferrals represent 0.54% of consumer loan balances Loan Deferral Update

Allowance Update

ACLL[2] decreased $11 million and covered 1.76% of loan balances at the end of 2020

Fourth Quarter ACLL

- Allowance for credit losses on loans (ACLL) decreased $11 million at the end of 4Q 2020 from 3Q 2020
- ACLL to loans was 1.76%, or 1.82% excluding PPP loans
- 4Q 2020 provision of $17 million, down $26 million from 3Q 2020
- CECL forward looking assumptions based on Moody's December 2020 Baseline forecast

Loan Allowance Walkforward


($ in millions)
$223
$131
$40
$394
$35
$429
$13
$442
$(11)
$431
ACLL 12/31/19
Day 1 CECL Adopt.
1Q Net Reserve Build
ACLL 3/31/20
2Q Net Reserve Build
ACLL 6/30/20
3Q Net Reserve Build
ACLL 9/30/20
4Q Net Reserve Release
ACLL 12/31/20

Loan Category	ACLL[1] 12/31/19	Day 1 CECL Adoption[2]	Net 1Q Reserve Build[2]	Net 2Q Reserve Build[2]	Net 3Q Reserve Build[2]	Net 4Q Reserve Release[2]	ACLL[2] 12/31/20	12/31/20 ACLL[2]/ Loans
C&BL - excl. Oil & Gas	$100,594	$ (8,390)	$ 29,571	$ 326	$ 27,699	$ (26,805)	$122,994	1.48%
C&BL Oil & Gas	13,226	55,460	8,880	6,025	(32,654)	2,712	53,650	18.12%
PPP Loans	-	-	-	808	160	(437)	531	0.07%
CRE - Investor	41,044	2,287	(785)	16,524	31,850	3,151	94,071	2.17%
CRE - Construction	32,447	25,814	7,428	10,585	(10,528)	12,334	78,079	4.24%
Residential Mortgage	16,960	33,215	(6,227)	(121)	(183)	(646)	42,997	0.55%
Other Consumer	19,008	22,760	777	363	(2,937)	(818)	39,154	3.84%
Total	$223,278	$131,147	$ 39,643	$ 34,510	$ 13,408	$ (10,510)	$431,478	1.76%
Total (excl. PPP Loans)	$223,278	$131,147	$ 39,643	$ 33,702	$ 13,248	$ (10,073)	$430,946	1.82%

($ in thousands)

[1] Includes ALLL and the allowance for unfunded commitments.
[2] Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. Positive numbers reflect increases to the reserve and negative numbers reflect releases.

9

10 2.69% 16.63% 19.36% 15.29% 18.12% 0.98% 1.62% 1.73% 1.77% 1.76% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 $4 $8 $2 $6 $9 $10 $9 $25 $21 $3 $19 $14 $17 $26 $30 $28 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Credit Quality – Quarterly Trends $95 $107 $110 $145 $97 $23 $29 $50 $8 $37 $1 $11 $79 $77 $118 $137 $172 $232 $211 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 $118 $150 $186 $162 $141 $43 $67 $63 $60 $41 $17 $58 $72 $100 $161 $234 $307 $293 $282 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Credit metrics improved during 4Q 2020 ($ in millions) ($ in millions) ($ in millions) 1 Oil and gas had a net recovery of ~$710,000 in 4Q20. 2 ACLL figures do not include the allowance for HTM securities. 3 Please see slide 20 for more detail on our Key COVID Commercial Loan Exposures. Oil and gas ACLL / Oil and gas Loans ACLL / loans Potential Problem Loans Nonaccrual Loans ACLL2 to Total Loans / Oil and Gas LoansNet Charge Offs1 Oil and gas All other loansOther COVID3 Oil and gas All other loansOther COVID3 Oil and gas All other loansOther COVID3

11 $3.5 $3.1 $2.1 $1.9 $1.4 $1.6 $2.0 $2.8 $3.1 $2.3 $6.0 $6.3 $7.3 $7.0 $6.5 $1.4 $1.5 $1.9 $2.4 $3.3 $3.4 $4.0 $4.8 $5.1 $5.6 $5.1 $5.0 $5.2 $5.2 $6.9 $21.0 $21.9 $24.1 $24.7 $26.0 2016 2017 2018 2019 2020 Annual Deposit Portfolio Trends ($ in billions) Average Annual Deposits Time depositsSavings Money market EOP Deposit Change (2019 to 2020) Network transaction deposits Low-cost core deposits have trended up while we reduced reliance on high-cost fund sources Noninterest-bearing demand Interest-bearing demand $(139) $149 $433 $915 Interest-bearing demand Savings Noninterest-bearing demand Money market Network transaction deposits Time deposits ($ in millions) $2,211 $(866)

12 $1.4 $1.4 $1.5 $1.5 $1.3 $2.7 $2.6 $2.5 $2.1 $1.9 $6.6 $6.5 $6.5 $6.5 $6.5 $2.7 $2.9 $3.3 $3.5 $3.6 $5.1 $5.3 $5.4 $5.8 $5.7 $5.5 $5.5 $6.9 $7.4 $7.7 $24.1 $24.3 $26.1 $26.8 $26.7 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Quarterly Deposit Portfolio Trends ($ in billions) Average Quarterly Deposits Time depositsSavings Money market EOP Deposit Change 3Q20 to 4Q20 Network transaction deposits We continue to improve the mix of low-cost, core customer funding Noninterest-bearing demand Interest-bearing demand $(270) $(226) $(194) $121 $166 $173 ($ in millions) EOP Low-cost Deposit Mix Trend 12% 12% 13% 13% 14% 21% 23% 20% 22% 21% 23% 24% 29% 28% 29% 56% 58% 61% 63% 64% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Noninterest-bearing demand Savings Money Market Network transaction deposits Time deposits Interest-bearing demand

13 Net Interest Income and Yield Trends Net Interest Income and Net Interest Margin 4.55% 4.34% 3.24% 2.93% 2.88% 4.13% 3.85% 2.80% 2.59% 2.69% 3.27% 3.33% 3.04% 3.06% 3.00% 1.23% 1.06% 0.60% 0.52% 0.43% 0.84% 0.65% 0.10% 0.08% 0.07% 1.74% 1.63% 1.44% 1.21% 0.97% 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 $203 $190 $182 $188 2.85% 2.89% 2.30% 2.35% 2.56% Jan Feb Mar Apr May Jun July Aug Sep Oct Nov Dec Average Yields ($ in millions) 4Q 2020 margin rebounded as C&I spreads widened and liability costs declined Total residential mortgage loans Commercial and business lending loans excluding PPP Commercial real estate loans Total interest- bearing liabilities1 Time DepositsNet interest income Net interest margin Total interest-bearing excluding time deposits 1Q20 2Q20 3Q20 4Q20 1Reflects approximately $1 billion repayment of FHLB advances in 3Q and $1 billion repayment of PPPLF in 4Q.

14 $15 $14 $14 $15 $15 $22 $21 $21 $21 $22 $16 $15 $11 $14 $15 $40 $48 $51 $25 $26 $7 $93 $98 $76 $86 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 $254 Noninterest Income Trends Net Mortgage Banking IncomeNoninterest Income Trend $7 $6 $12 $13 $15 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 $16 $15 $11 $14 $15 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 ($ in millions) ($ in millions) ($ in millions) Service Charges & Deposit Account Fees The fourth quarter branch sales generated a gain of $7 million as mortgage banking and service charges grew Card-based and other fee based Service charges and deposit account fees Wealth management Insurance & Other Asset gains (losses), net Gain from branch sales

15 $121 $114 $111 $109 $98 $82 $76 $72 $69 $75 $1 $2 $1 $50 $204 $192 $183 $228 $173 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Expense Trends Adjusted Efficiency Ratio2Noninterest Expense 67% 63% 63% 63% 63% 69% 70% 43% 85% 60% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 2.45% 2.35% 2.09% 1.87% 2.02% 2.51% 2.37% 2.12% 2.55% 2.02% 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1 Annualized 2 A non-GAAP financial measure. Please refer to the appendix for a reconciliation of the Federal Reserve efficiency ratio to the adjusted efficiency ratio. 3 A non-GAAP financial measure, adjusted noninterest expense excludes acquisition and restructuring related costs. Please refer to the appendix for a reconciliation of adjusted noninterest expense to noninterest expense. 4 Personnel expense includes $10 million of severance which is included in the $60 million of total restructuring expenses. ($ in millions) Noninterest Expense1 / Average Assets 2020 cost saving initiatives reduced the expense run rate and improved the efficiency ratio Personnel expense Other Acquisition expenses Adjusted noninterest expense3 / average assets Noninterest expense / average assets Restructuring costs (FHLB & Real estate expenses) 4 Adjusted efficiency ratio2 Federal Reserve efficiency ratio

16 6.90% 9.36% 10.35% 12.56% 7.94% 10.45% 11.81% 14.02% TCE Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Capital 1 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Regulatory Capital Ratios 1Q 2020 Tangible Common Equity Ratio1 Common Equity Tier 1 Ratio Tangible Common Equity ratio increased 44 bps to 7.94% during 4Q 2020 4Q 2020 Capital Ratio Walkdowns 3Q 2020 Gain on branch sales Dividends Other 4Q 2020 Earnings excluding gain on branch sales Strong Capital Position

17 Balance Sheet Management ▪ Commercial loan growth, excluding PPP, of 2-4% ▪ Full year margin of 2.55% to 2.65% ▪ Target investments / total assets ratio of 15% Fee Businesses ▪ Noninterest income of $280 million to $300 million ▪ Mortgage banking revenue expected to moderate ▪ Wealth management fees are expected to be approximately $6 million lower in 2021 due to the strategic sale of Whitnell Expense Management ▪ We expect 2021 expenses of approximately $675 million ▪ Full-year effective tax rate expected to be between 18-21% Capital & Credit Management ▪ Target TCE at or above 7.5% ▪ Target CET1 at or above 9.5% ▪ Provision outlook positive and expected to be $70 million or less in 2021 ▪ Expect to resume share repurchases in 1Q 2021 We are sharing guidance for 2021 2021 Outlook

APPENDIX

19 Total Loans Outstanding Balances as of December 31, 2020 1 All values as of period end. 2 North American Industry Classification System. 3 Includes mortgage warehouse financing. 4 Includes $296 million of oil and gas loans and one $16 million fracking sand mining company loan. Well diversified $24 billion loan portfolio ($ in millions) 12/31/2020 1 % of Total Loans 12/31/2020 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Finance and Insurance 3 1,739$ 7.1% Multi-Family 2,035$ 8.3% Utilities 1,609 6.6% Office/Mixed 1,230 5.0% Wholesale/Manufacturing 1,580 6.5% Industrial 1,038 4.2% Real Estate (includes REITs) 1,102 4.5% Retail 979 4.0% Construction 386 1.6% Single Family Construction 351 1.4% Health Care and Social Assistance 369 1.5% Hotel/Motel 255 1.0% Mining 4 342 1.4% Land 107 0.4% Retail Trade 328 1.3% Parking Lots and Garages 84 0.3% Professional, Scientific, and Tech. Serv. 302 1.2% Mobile Home Parks 16 0.1% Rental and Leasing Services 262 1.1% Other 88 0.4% Waste Management 197 0.8% Total CRE 6,183$ 25.3% Transportation and Warehousing 186 0.8% Accommodation and Food Services 161 0.7% Consumer Arts, Entertainment, and Recreation 142 0.6% Residential Mortgage 7,878$ 32.2% Information 119 0.5% Home Equity 707 2.9% Financial Investments & Related Activities 102 0.4% Student Loans 118 0.5% Management of Companies & Enterprises 88 0.4% Credit Cards 106 0.4% Educational Services 68 0.3% Other Consumer 89 0.4% Public Administration 28 0.1% Total Consumer 8,899$ 36.4% Agriculture, Forestry, Fishing and Hunting 7 0.0% Other 252 1.0% Total C&BL 9,370$ 38.3% Total Loans 24,452$ 100.0%

Key COVID Commercial Loan Exposures[1]

Key COVID commercial loan exposures are spread across multiple industries without large concentrations

($ in millions)

	C&BL	Utilization	CRE	Utilization	Total	% of total loans
Retailers/Shopping Centers[2]						
Retailers	$ 67.7	44%	$ 676.5	90%	$ 744.2	3.04%
Retail REITs	197.1	46%	153.5	98%	350.7	1.43%
Subtotal	264.8	46%	830.0	92%	1,094.8	4.48%
Oil & Gas						
Oil & Gas	296.0	64%	-	0%	296.0	1.21%
Subtotal	296.0	64%	-	0%	296.0	1.21%
Hotels, Amusement & Related						
Hotels	0.1	21%	255.2	89%	255.3	1.04%
Parking Lots and Garages	21.7	59%	101.8	90%	123.5	0.51%
Casinos	26.6	100%	-	0%	26.6	0.11%
Recreation & Entertainment	25.8	27%	6.4	97%	32.2	0.13%
Movie Theaters	10.0	30%	-	0%	10.0	0.04%
Subtotal	84.2	43%	363.4	90%	447.6	1.83%
Restaurants						
Full-Service	68.7	79%	14.3	100%	83.0	0.34%
Limited-Service & Other	18.7	91%	10.9	100%	29.7	0.12%
Subtotal	87.4	81%	25.2	100%	112.6	0.46%
Transportation & Other						
Transportation Services	43.7	81%	-	0%	43.7	0.18%
Fracking Sand Mining	16.3	67%	-	0%	16.3	0.07%
Subtotal	59.9	77%	-	0%	59.9	0.25%
Total	$ 792.4	56%	$ 1,218.6	91%	$ 2,011.0	8.22%

[1] As of 12/31/2020.
[2] C&BL excludes grocers, convenience stores, vehicle dealers, auto parts and tire dealers, direct and mail order retailers, and building material dealers; CRE excludes properties primarily anchored by grocers, self-storage facilities, and vehicle dealers.

20

21 Manufacturing & Wholesale Trade 17% Power & Utilities 17% Real Estate 12% Oil & Gas 4% Finance & Insurance 18% 1Excludes $313 million Other consumer portfolio. 2Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. 3Principally reflects the oil and gas portfolio. 4Chart based on commitments of $459 million. C&BL by Geography $9.4 billion CRE by Geography $6.2 billion Multi-Family 33% Retail 16% Office / Mixed Use 20% Industrial 17% 1-4 Family Construction 6%Hotel / Motel 4% Other 5% Permian 29% South Texas & Eagle Ford 11% East Texas North Louisiana Arkansas 16% Rockies 9% Marcellus Utica Appalachia 14% Mid- Continent (primarily OK & KS) 8% Other (Onshore Lower 48) 11% Bakken 2% Wisconsin 26% Illinois 16% Minnesota 8% Texas 6% Other Midwest 10% Other 35% Wisconsin 26% Illinois 16% Minnesota 9% Other Midwest2 21% Texas 10%Other 18% Total Loans1 Wisconsin 30% Illinois 24% Minnesota 10% Other Midwest 13% Texas 5% Other 19% C&BL by Industry $9.4 billion Oil and Gas Lending4 $296 million CRE by Property Type $6.2 billion 3 2 2 Loan Stratification Outstandings as of 12/31/2020

Reconciliation and Definitions of Non-GAAP Items

($ in millions)

Adjusted Noninterest Expense Reconcilation[1]	4Q19	1Q20	2Q20	3Q20	4Q20
Noninterest expense	$204	$192	$183	$228	$173
Restructuring costs	0	0	0	50	0
Acquisition related costs	1	2	1	0	0
Severance / frontline pay	4	0	2	10	0
Adjusted noninterest expense	$199	$190	$181	$167	$173

Efficiency Ratio Reconciliation	4Q19	1Q20	2Q20	3Q20	4Q20
Federal Reserve efficiency ratio	69.14%	70.37%	43.49%	85.41%	59.68%
Fully tax-equivalent adjustment	(0.91)%	(0.96)%	(0.39)%	(1.29)%	(0.84)%
Other intangible amortization	(0.93)%	(0.95)%	(0.65)%	(0.87)%	(0.82)%
Fully tax-equivalent efficiency ratio	67.32%	68.47%	42.26%	83.25%	58.02%
Acquisition related costs adjustment	(0.45)%	(0.58)%	(0.12)%	(0.08)%	--%
Provision for unfunded commitments adjustment	0.34%	(5.18)%	(1.91)%	2.87%	3.42%
Asset gains (losses), net adjustment	0.09%	(0.02)%	22.10%	(0.11)%	(0.30)%
Branch sales	--%	--%	--%	--%	1.68%
3Q 2020 initiatives	--%	--%	--%	(22.90)%	--%
Adjusted efficiency ratio	67.30%	62.70%	62.53%	63.02%	62.83%

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and 3Q20 initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, acquisition related costs, asset gains (losses), net and gain on sale of branches. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and 3Q 2020 initiatives.

[1] This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods.

22

23 Reconciliation and Definitions of Non-GAAP Items ($ in millions) 1 This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. 2 The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. YTD 2020 Adjusted Pre-tax Pre-Provision Income Reconciliation1 YTD 2020 4Q 2020 Pre-tax pre-provision income Income before income taxes $327 $84 Provision for credit losses 174 17 Pre-tax pre-provision income 501 101 2020 Acquisitions, dispositions, and announced initiatives Sale of ABRC $(163) 0 Gain on sale of branches (7) (7) Acquisitions related to costs (noninterest expense) 2 0 Loss on prepayment of FHLB advances 45 0 Severance 10 0 Branch sales & consolidations 6 0 3Q 2020 initiatives 60 0 2020 Acquisitions, dispositions, and announced initiatives $(108) $(7) Pre-tax pre-provision income excluding 2020 initiatives $393 $94 Tangible Common Equity and Tangible Assets Reconciliation2 3Q20 4Q20 Common equity $3,692 $3,737 Goodwill and other intangible assets, net (1,178) (1,178) Tangible common equity $2,513 $2,560 Total assets $34,699 $33,420 Goodwill and other intangible assets, net (1,178) (1,178) Tangible assets $33,520 $32,242